UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 11, 2005

CURON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31519	77-0470324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46117 Landing Parkway

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 661-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	Election of Director

On April 13, 2005, Curon Medical, Inc. (the “Company”) announced the appointment of Larry J. Strauss to the Company’s Board of Directors. Mr. Strauss was also appointed to the Audit Committee as Chairman. Each of Mr. Strauss’ appointments became effective as of April 11, 2005. A copy of the Company’s press release announcing Mr. Strauss’ appointments is attached hereto as Exhibit 99.1.

Concurrent with Mr. Strauss’ appointment to the Company’s Board of Directors, Mr. Strauss received an option exercisable for 15,000 shares of common stock under the Company’s 2000 Stock Option Plan. Mr. Strauss will also be paid $10,000 per year for his service as Chairman of the Audit Committee and will receive $350 per hour in the event that he performs extraordinary services on behalf of the Audit Committee.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release of Curon Medical, Inc. dated April 13, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURON MEDICAL, INC.

By:	/s/ Larry Heaton
Larry Heaton President, Chief Executive Officer

Date: April 14, 2005

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INDEX TO EXHIBITS

Index Number	Description of Document
99.1	Press Release of Curon Medical, Inc. dated April 13, 2005

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